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Exhibit 10.7

                             INTERCREDITOR AGREEMENT


         This Intercreditor Agreement is entered into on the dates set forth below, but effective as of January 1, 2009, by and among Isaac Suder ("Suder"), No Logo Air, Inc. ("No Logo Air") and Ter Mast Beheer Utrecht B.V. (each a "Creditor" and collectively, the "Creditors"), and Blackwater Midstream Corp. ("Blackwater").

                                    RECITALS

         WHEREAS, each of the Creditors has loaned monies to Blackwater in connection with the acquisition of a bulk liquid storage facility located in Westwego, Louisiana by Blackwater New Orleans, L.L.C., the wholly-owned subsidiary of Blackwater;

         WHEREAS, as security for the repayment of the said loans, Blackwater has granted each of the Creditors a security interest in its membership interests in Blackwater New Orleans, L.L.C. (the "Collateral");

         WHEREAS, the Creditors desire to agree as to the priority, as among themselves, of the security interests granted by Blackwater, notwithstanding the priority that might otherwise result from the filing of UCC-1 Financing Statements noticing their respective security interests; and

         WHEREAS, the Creditors desire to agree with respect to the sharing of costs, etc. in the event enforcement of the security interests in the Collateral becomes necessary.

                                    AGREEMENT

         NOW, THEREFORE, the Creditors do hereby agree as follows:

1. Each Creditor shall file, or cause to be filed, in the appropriate jurisdiction, a UCC-1 Financing Statement noticing the security interest each has been granted in the Collateral by Blackwater.

2. Notwithstanding the priorities that might otherwise result from the filing of such UCC-1 Financing Statements, the Creditors agree that each of them shall rank equally in terms of priority with respect to the security interests granted in the Collateral.


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3.   In the event enforcement of the security interests in the Collateral by one or more of the Creditors becomes necessary:

         a) the Creditors shall cooperate with each other in the prosecution of any and all enforcement actions against Blackwater, including without limitation, and the extent allowed by law, the consolidation of all enforcement actions into the first-filed of such actions;

         b) each of the Creditors shall share pro-rata in any net recovery resulting from any enforcement action, in proportion to the then-outstanding amount of the Obligations due and owing each Creditor; and

         c) each of the Creditors shall share pro-rata in the fees and costs incurred by any Creditor in connection with the enforcement action, including without limitation reasonable attorneys fees.

4. Blackwater hereby acknowledges the Creditors' agreements as set forth herein, and agrees to be bound by the terms and conditions of this Intercreditor Agreement.

5. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6. This Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

7. The law of the State of Nevada shall govern all issues and questions concerning the relative rights and obligations of the parties to this Agreement.

8. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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         Thus done and signed on the dates set forth below, but effective as of
January 1, 2009.



                                          NO LOGO AIR, INC.



/s/ Isaac Suder                           By: /s/ Mathijs van Houweninge
--------------------------------              ----------------------------------
ISAAC SUDER                                   Mathijs van Houweninge



Date:  January 20, 2009                   Date: January 20, 2009
       -------------------------                --------------------------------




TER MAST BEHEER UTRECHT B.V.              BLACKWATER MIDSTREAM CORP.



By:   /s/ Mathijs van Houweninge         By:   /s/ Michael J. Suder
     ------------------------------            ---------------------------------
     Print Name:  Mathijs van Houweninge       Michael J. Suder, President
                  ----------------------
     Title:
             ----------------------
Date:   January 20, 2009                Date: January 20, 2009
       ----------------------------             --------------------------------

                                        By: /s/ Mathijs van Houweninge
                                            -----------------------------------

                                            Print Name: Mathijs van Houweninge

                                            Title: